Exhibit 99.1

Yahoo Reports First Quarter 2016 Results

SUNNYVALE, Calif.--(BUSINESS WIRE)--April 19, 2016--Yahoo! Inc. (NASDAQ: YHOO) today reported results for the quarter ended March 31, 2016.

“I’m pleased that we delivered Q1 results in line with our expectations. Our 2016 plan is off to a solid start as we continue to focus on driving efficiency, lowering costs, and improving long-term growth,” said Marissa Mayer, CEO of Yahoo. “In tandem, we made substantial progress towards potential strategic alternatives for Yahoo. Our board, our management team, and I are completely aligned on this top priority for shareholders.”

	Q1 2015	Q1 2016
GAAP revenue	$1,226 million	$1,087 million
Cost of revenue -TAC	$183 million	$228 million
Loss from operations	$(87) million	$(167) million
Non-GAAP income from operations	$80 million	$7 million
Adjusted EBITDA	$231 million	$147 million
Net earnings	$21 million	$(99) million
GAAP net earnings per diluted share	$0.02	$(0.10)
Non-GAAP net earnings per diluted share	$0.15	$0.08

Business Highlights

  Strategic Alternatives Update
    The Board of Directors at Yahoo formed a strategic review committee of independent directors to consider strategic alternatives for the company alongside its continued consideration of a reverse spin. Since the launch of the process in February, management has worked diligently with the committee and its independent legal and financial advisors to engage with interested strategic and financial parties.
  Company Updates
    Introduced an enhanced mobile search experience making it easier for users to get the most relevant, specialized information about sports teams, players, presidential candidates and movies.
    Launched new features for Yahoo Mail Android and iOS apps that help users stay organized and get more things done quickly. New features include customizable swipe options, actionable notifications, recent attachment features, new colorful themes and 3D gestures.
    Unveiled the new Yahoo App and Homepage that allows users to more easily access related news they’re interested in, share their commentary on news they read, and stay apprised of developments with real-time notifications when stories are updated.
    As part of our commitment to delivering the best sports content experience on Yahoo Sports, we introduced Yahoo Esports, a premium destination that aims to become the most comprehensive guide for esports fans. The site features reporting, blogging, video commentary, match pages, team rosters, stats, related schedules, scores and a live chat feature where fans can connect with the community.
    Yahoo Sports continued to build on past success in live streaming events through new and expanded partnerships with professional sports organizations like the NHL, PGA and MLB.
    Announced that Yahoo Finance, the site that provides users with unparalleled access to data, analysis and insights, will host the first-ever live stream of the Berkshire Hathaway annual shareholders meeting.
    Held three well-attended Yahoo Mobile Developer Conferences in San Francisco, Taiwan and Hong Kong where Yahoo introduced new tools as part of the Yahoo Mobile Developer Suite designed to help developers grow their apps and build their businesses. New features include a redesigned Flurry Analytics platform, a new Flurry App, tvOS analytics support and direct ad serving capabilities.
    In March 2016, we appointed two new directors who each bring a strong expertise in complex business matters; Cathy Friedman and Eric Brandt. Cathy Friedman spent 23 years at Morgan Stanley as a strategic and transaction advisor. Eric Brandt brings significant financial and business management experience as a former pharmaceutical and technology executive, and was most recently involved in the acquisition of Broadcom Corporation by Avago.

First Quarter 2016 Financial Highlights

Mavens Revenue:

	Q1 2015	Q1 2016
Mavens revenue	$ 365 million	$ 390 million
Non-Mavens revenue	742 million	644 million
Total traffic-driven revenue	$1,107 million	$1,034 million
Non-traffic-driven revenue	119 million	53 million
GAAP revenue	$1,226 million	$1,087 million

Mavens revenue represented 33 percent of traffic-driven revenue in the first quarter of 2015, and increased to 38 percent in the first quarter of 2016.

Mobile Revenue:

	Q1 2015	Q1 2016
Mobile revenue	$ 234 million	$ 260 million
Desktop revenue	873 million	774 million
Total traffic-driven revenue	$1,107 million	$1,034 million
Non-traffic-driven revenue	119 million	53 million
GAAP revenue	$1,226 million	$1,087 million

Mobile revenue represented 21 percent of traffic-driven revenue in the first quarter of 2015, and increased to 25 percent in the first quarter of 2016.

Gross mobile revenue for the first quarter of 2015 and 2016 was $391 million and $412 million, respectively.

Search Revenue:

  Gross search revenue was $820 million for the first quarter of 2016, a decrease of 15 percent compared to the first quarter of 2015.
  GAAP search revenue was $492 million for the first quarter of 2016, a decrease of 9 percent compared to the first quarter of 2015.
  Cost of revenue - TAC paid to search partners was $144 million for the first quarter of 2016, a 44 percent increase compared to the first quarter of 2015.
  The number of Paid Clicks decreased 21 percent compared to the first quarter of 2015.
  Price-per-Click increased 7 percent compared to the first quarter of 2015.

Display Revenue:

  GAAP display revenue was $463 million for the first quarter of 2016, a 1 percent decrease compared to the first quarter of 2015.
  Cost of revenue - TAC paid to display partners was $83 million for the first quarter of 2016, a 1 percent increase compared to the first quarter of 2015.
  The number of Ads Sold increased 8 percent compared to the first quarter of 2015.
  Price-per-Ad decreased 6 percent compared to the first quarter of 2015.

Cash, Cash Equivalents, and Marketable Securities:

  Cash, cash equivalents, and marketable securities were $7.1 billion as of March 31, 2016 compared to $6.8 billion as of December 31, 2015, an increase of $0.3 billion.

“We delivered financial results at the high end or above our guidance ranges. We also achieved free cash flow of $297 million through improved working capital efficiencies, excellent cost controls, reduced capital expenditures and a large tax refund,” said Ken Goldman, CFO of Yahoo. “While we remain focused on the strategic alternatives process as a top priority, our employees showed their determination and commitment to Yahoo by executing on our operating plan.”

Live Stream

Yahoo will live stream a video broadcast of the Company's first quarter 2016 financial results at 2 p.m. Pacific Time/5 p.m. Eastern Time today. The live stream will be broadcast from Yahoo’s Sunnyvale studio and will be available exclusively on Yahoo Finance at finance.yahoo.com. The Company will provide its business outlook for the second quarter and full year of 2016 during the presentation. Supplemental financial information can be accessed through the Company’s Investor Relations website at investor.yahoo.net. The video will be archived after the event at investor.yahoo.net and will be available for 90 days following the broadcast.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): gross mobile revenue; gross search revenue; revenue ex-TAC; adjusted EBITDA; non-GAAP income from operations; non-GAAP net earnings; non-GAAP net earnings per share - diluted; and free cash flow.

Gross mobile revenue is GAAP mobile revenue plus the related revenue share with third parties. Gross search revenue is GAAP search revenue plus the related revenue share with third parties. Revenue ex-TAC is GAAP revenue less cost of revenue - TAC. Adjusted EBITDA, non-GAAP income from operations, non-GAAP net earnings and non-GAAP net earnings per share - diluted, exclude from the most comparable GAAP financial measures certain gains, losses, and expenses that we do not believe are indicative of ongoing results, and exclude stock-based compensation expense. Adjusted EBITDA also excludes taxes, depreciation, amortization of intangible assets, other expense, net (which includes interest), earnings in equity interests, and net income attributable to noncontrolling interests. Free cash flow is GAAP net cash provided by operating activities (adjusted to include excess tax benefits from stock-based awards), less acquisition of property and equipment, net (i.e., acquisition of property and equipment less proceeds received from disposition of property and equipment) and dividends received from equity investees.

These measures may be different than non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). Explanations of the Company’s non-GAAP financial measures and reconciliations of these financial measures to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Supplemental Financial Data and GAAP to Non-GAAP Reconciliations,” “Supplemental Financial Data and GAAP to Non-GAAP Reconciliations,” and “GAAP to Non-GAAP Reconciliations.”

About Yahoo

Yahoo is a guide to digital information discovery, focused on informing, connecting, and entertaining users through its search, communications, and digital content products. By creating highly personalized experiences, Yahoo helps users discover the information that matters most to them around the world –– on mobile or desktop. Yahoo creates value for advertisers with a streamlined, simple advertising technology stack that leverages Yahoo’s data, content, and technology to connect advertisers with their target audiences. Yahoo is headquartered in Sunnyvale, California, and has offices located throughout the Americas, Asia Pacific (APAC) and the Europe, Middle East and Africa (EMEA) regions. For more information, visit the pressroom (pressroom.yahoo.net) or the Company's blog (yahoo.tumblr.com).

“Ads Sold” consist of display ad impressions for paying advertisers on Yahoo Properties and Affiliate sites.

“Affiliates” refers to the third-party entities that have integrated Yahoo’s advertising offerings into their websites or other offerings (those websites and other offerings, “Affiliate sites”).

“Alibaba Group” means Alibaba Group Holding Limited. In September 2014, Alibaba Group completed its initial public offering of American Depositary Shares (“ADS”), in which Yahoo was a selling shareholder.

“Desktop computer” means a desktop or laptop computer, and “desktop revenue” is revenue generated from search and display ads served on desktop computers and also includes leads, listings and fees revenue and ecommerce revenue allocated to user activity on desktop computers.

“Gross mobile revenue,” a non-GAAP measure, is GAAP mobile revenue plus the related revenue share with third parties.

“Gross search revenue,” a non-GAAP measure, is GAAP search revenue plus the related revenue share with third parties.

“Mavens revenue” is revenue generated from, without duplication: (i) mobile (as defined below), (ii) video ads and video ad packages, (iii) native ads, and (iv) Tumblr and Polyvore ads and fees.

“Mobile revenue” is revenue generated in connection with user activity on mobile devices, including smartphones and tablets, regardless of whether the device is accessing a mobile-optimized service. Mobile revenue is generated primarily from search and display ads. Mobile revenue also includes leads, listings and fees revenue and ecommerce revenue allocated to user activity on mobile devices.

“Native revenue” is revenue generated from native ads (search and display) on Yahoo Properties as well as third-party partner publisher sites and mobile apps. Native ads are visually rich, are positioned as a seamless part of the users' experience, and come in a variety of formats, like text, image, and video. Yahoo offers native ads through Yahoo Gemini and the BrightRoll Demand-Side Platform (DSP).

“Net earnings” means net income (loss) attributable to Yahoo! Inc., and “net earnings per diluted share” means net income (loss) attributable to Yahoo! Inc. common stockholders per share – diluted.

“Non-Mavens revenue” is revenue generated from search ads and traditional (i.e., non-native, non-video, non-Tumblr, non-Polyvore) display ads served on desktop computers and also includes leads, listings and fees revenue and ecommerce revenue allocated to user activity on desktop computers.

“Non-traffic-driven revenue” is revenue not arising from user activity on Yahoo Properties or Affiliate sites, and includes royalty revenue, license fee revenue, amortization under the technology and intellectual property license agreement with Alibaba Group through the third quarter of 2015, and all other revenue that is not traffic-driven.

“Paid Clicks” are clicks by end-users on sponsored search listings (excluding native ads) on Yahoo Properties and Affiliate sites.

“Price-per-Ad” is defined as display revenue divided by our total number of Ads Sold.

“Price-per-Click” is defined as Search click-driven revenue divided by our total number of Paid Clicks.

“Search Agreement” refers to the Search and Advertising Services and Sales Agreement between Yahoo and Microsoft Corporation, as amended.

“Search click-driven revenue” is gross search revenue excluding the Microsoft RPS guarantee and search revenue from Yahoo Japan.

“TAC” refers to traffic acquisition costs. TAC consists of payments to Affiliates and payments made to companies that direct consumer and business traffic to Yahoo Properties.

“Yahoo,” “Company,” and “we” refer to Yahoo! Inc. and its consolidated subsidiaries.

“Yahoo Properties” refers to the online properties and services that Yahoo provides to users.

We periodically review, refine and update our methodologies for monitoring, gathering, and counting number of Ads Sold and Paid Clicks, and for calculating Search click-driven revenue, Price-per-Ad, and Price-per-Click.

Additional information about how “Ads Sold,” “Paid Clicks,” “Price-per-Ad,” “Price-per-Click,” and “Search click-driven revenue” are defined and calculated is included under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which is on file with the SEC and available on the SEC's website at www.sec.gov.

This press release contains forward-looking statements concerning Yahoo's expected financial performance and Yahoo's strategic and operational plans (including, without limitation, the quotations from management). Risks and uncertainties may cause actual results to differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, risks related to Yahoo’s ability to continue to attract and maintain mobile users and grow its mobile revenue; risks related to Yahoo’s ability to continue to grow the Mavens revenue; risks related to Yahoo’s ability to grow users, user engagement and pageviews; risks related to growing advertiser engagement; risk of potential reduction in spending by, or loss of, advertising customers; risks associated with the Search Agreement with Microsoft Corporation and the Services Agreement with Google Inc.; risks related to Yahoo’s ability to provide innovative search experiences and other products and services that differentiate its services and generate significant traffic; risks associated with Yahoo’s ability to manage its operating expenses effectively and improve profitability; risks related to acceptance by users of new products and services; risks related to Yahoo’s ability to compete with new or existing competitors; dependence on third parties for technology, services, content, and distribution; risks related to acquiring or developing compelling content; security breaches; interruptions or delays in the provision of Yahoo’s services; adverse results in litigation; risks related to Yahoo’s ability to recruit and retain key personnel; risks related to possible impairment of goodwill or other assets; risks related to Yahoo’s ability to protect its intellectual property and the value of its brands; risks related to fluctuations in foreign currency exchange rates; risks related to joint ventures and the integration of acquisitions; risks related to Yahoo’s regulatory environment; risks related to Yahoo's international operations; risks related to the calculation of our key operational metrics; and general economic conditions. With respect to Yahoo’s exploration of strategic alternatives, there is no assurance any transaction will be consummated, and the process of exploring strategic alternatives will involve the dedication of significant resources and the incurrence of significant costs and expenses. All information set forth in this press release and its attachments is as of April 19, 2016. Yahoo does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, which is on file with the SEC and available on the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which will be filed with the SEC in the second quarter of 2016.

Yahoo!, the Yahoo family of marks, Flurry and Flurry Analytics, and the associated logos are trademarks and/or registered trademarks of Yahoo! Inc. Tumblr is a registered trademark of Tumblr, Inc. Other names are trademarks and/or registered trademarks of their respective owners.

Yahoo! Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	March 31,
	2015	2016

ASSETS
Current assets:
Cash and cash equivalents	$1,631,911	$1,479,604
Short-term marketable securities	4,225,112	4,497,046
Accounts receivable, net	1,047,504	878,135
Prepaid expenses and other current assets	602,792	369,440
Total current assets	7,507,319	7,224,225

Long-term marketable securities	975,961	1,153,846
Property and equipment, net	1,547,323	1,496,510
Goodwill	808,114	815,979
Intangible assets, net	347,269	316,251
Other long-term assets and investments	342,390	251,970
Investments in Alibaba Group	31,172,361	30,313,175
Investments in equity interests	2,503,229	2,583,979

Total assets	$45,203,966	$44,155,935

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$208,691	$187,862
Other accrued expenses and current liabilities	934,658	830,542
Deferred revenue	134,031	139,606
Total current liabilities	1,277,380	1,158,010

Convertible notes	1,233,485	1,249,775
Long-term deferred revenue	27,801	30,733
Other long-term liabilities	118,689	124,306
Deferred tax liabilities related to investment in Alibaba Group	12,611,867	12,261,783
Deferred and other long-term tax liabilities	855,324	817,635
Total liabilities	16,124,546	15,642,242

Total Yahoo! Inc. stockholders' equity	29,043,537	28,476,868
Noncontrolling interests	35,883	36,825
Total equity	29,079,420	28,513,693

Total liabilities and equity	$45,203,966	$44,155,935

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2016

Revenue	$1,225,970	$1,087,152

Operating expenses:
Cost of revenue - traffic acquisition costs	183,139	227,763
Cost of revenue - other	285,263	282,587
Sales and marketing	275,357	236,033
Product development	326,747	278,029
General and administrative	173,513	155,451
Amortization of intangibles	20,073	18,773
Gain on sale of patents	(2,000)	(1,500)
Restructuring charges, net	51,232	57,230
Total operating expenses	1,313,324	1,254,366

Loss from operations	(87,354)	(167,214)

Other expense, net	(31,063)	(47,416)

Loss before income taxes and earnings in equity interests	(118,417)	(214,630)

Benefit for income taxes	40,900	34,766
Earnings in equity interests	99,690	81,574

Net income (loss)	22,173	(98,290)

Less: Net income attributable to noncontrolling interests	(975)	(942)

Net income (loss) attributable to Yahoo! Inc.	$21,198	$(99,232)

Net income (loss) attributable to Yahoo! Inc. common stockholders per share - diluted	$0.02	$(0.10)

Shares used in per share calculation - diluted	947,976	945,719

Stock-based compensation expense by function:
Cost of revenue - other	$6,009	$8,526
Sales and marketing	38,121	32,887
Product development	48,221	47,988
General and administrative	23,345	19,006
Restructuring charges, net	2,705	7,374

Supplemental Financial Data:
Revenue ex-TAC	$1,042,831	$859,389
Adjusted EBITDA	$231,113	$147,072
Free cash flow(1)(2)	$(3,034,922)	$297,195

(1)	During the three months ended March 31, 2015, the Company satisfied the $3.3 billion income tax liability related to the sale of Alibaba Group ADSs in 2014.
(2)	Q1'16 includes a $190 million tax refund.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended
	March 31,
	2015	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$22,173	$(98,290)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	117,061	107,377
Amortization of intangible assets	34,478	32,288
Accretion of convertible notes discount	15,457	16,290
Stock-based compensation expense	118,401	115,781
Non-cash restructuring (reversals) charges	(859)	362
Non-cash accretion on marketable debt securities	16,012	12,354
Foreign exchange loss (gain)	18,233	(6,524)
Loss (gain) on sale of assets and other	63	(190)
Gain on sale of patents	(2,000)	(1,500)
Loss on Hortonworks warrants	11,909	39,150
Earnings in equity interests	(99,690)	(81,574)
Tax benefits from stock-based awards	32,822	1,192
Excess tax benefits from stock-based awards	(37,470)	(7,526)
Deferred income taxes	17,009	(37,794)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	89,923	172,677
Prepaid expenses and other	(64,245)	232,783
Accounts payable	30,613	2,844
Accrued expenses and other liabilities	66,466	(142,308)
Income taxes payable related to sale of Alibaba Group ADSs	(3,282,293)	-
Deferred revenue	(65,002)	8,376
Net cash (used in) provided by operating activities	(2,960,939)	365,768

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(111,677)	(76,399)
Proceeds from sales of property and equipment	224	300
Purchases of marketable securities	(712,818)	(1,871,316)
Proceeds from sales of marketable securities	172,352	47,374
Proceeds from maturities of marketable securities	2,359,767	1,369,836
Purchases of intangible assets	(1,160)	(1,177)
Proceeds from sales of patents	20,000	1,500
Proceeds from the settlement of derivative hedge contracts	19,627	36,028
Payments for the settlement of derivative hedge contracts	(2,151)	(3,024)
Acquisitions, net of cash acquired	(23,073)	-
Other investing activities, net	(38)	(58)
Net cash provided by (used in) investing activities	1,721,053	(496,936)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	36,189	4,754
Repurchases of common stock	(203,771)	-
Excess tax benefits from stock-based awards	37,470	7,526
Tax withholdings related to net share settlements of restricted stock awards and restricted stock units	(97,426)	(42,139)
Other financing activities, net	(4,573)	(3,637)
Net cash used in financing activities	(232,111)	(33,496)

Effect of exchange rate changes on cash and cash equivalents	(17,444)	12,357

Net change in cash and cash equivalents	(1,489,441)	(152,307)
Cash and cash equivalents, beginning of period	2,664,098	1,631,911

Cash and cash equivalents, end of period	$1,174,657	$1,479,604

Yahoo! Inc.
Note to Supplemental Financial Data and GAAP to Non-GAAP Reconciliations

This press release and its attachments include the non-GAAP financial measures of revenue excluding traffic acquisition costs (“revenue ex-TAC”); gross mobile revenue; gross search revenue; adjusted EBITDA; non-GAAP income from operations; non-GAAP net earnings; non-GAAP net earnings per diluted share; and free cash flow, which are reconciled to revenue (in the case of revenue ex-TAC, gross mobile revenue, and gross search revenue); net income (loss) attributable to Yahoo! Inc. (in the case of adjusted EBITDA and non-GAAP net earnings); income (loss) from operations; net income (loss) attributable to Yahoo! Inc. common stockholders per share – diluted; and net cash provided by (used in) operating activities, which we believe are the most comparable GAAP measures. Yahoo! Inc. (together with its consolidated subsidiaries, “Yahoo,” the “Company,” or “we”) uses these non-GAAP financial measures for internal managerial purposes and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, revenue, net income (loss) attributable to Yahoo! Inc., income (loss) from operations, net income (loss) attributable to Yahoo! Inc. common stockholders per share – diluted, and net cash provided by (used in) operating activities calculated in accordance with GAAP.

Revenue ex-TAC is a non-GAAP financial measure defined as GAAP revenue less TAC that has been recorded as a cost of revenue. TAC consists of payments made to Affiliates, and payments made to companies that direct consumer and business traffic to Yahoo Properties. TAC is recorded either as a reduction of revenue or as cost of revenue. We present revenue ex-TAC to provide investors a metric used by the Company for evaluation and decision-making purposes and to provide investors with comparable revenue numbers when comparing to our historical reported financial information. A limitation of revenue ex-TAC is that it is a measure we defined for internal and investor purposes that may be unique to the Company, and therefore it may not enhance the comparability of our results to those of other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenue and cost of revenue—TAC.

Each of gross mobile revenue and gross search revenue is a non-GAAP financial measure. Gross mobile revenue is defined as GAAP mobile revenue plus the related revenue share with third parties. Gross search revenue is defined as GAAP search revenue plus the related revenue share with third parties. We present these amounts to provide investors with additional metrics used by the Company for evaluation and decision-making purposes and as an indicator of the size of our presence in the relevant business. To this end, gross mobile revenue and gross search revenue report the total receipts generated on Yahoo Properties and Affiliate sites by the specified relevant Yahoo business (i.e., mobile or search), before any TAC or other revenue share is paid to the Affiliates and before any revenue share is allocated to Microsoft or other parties. A limitation of these non-GAAP measures is that they include revenue that is recognized by one or more third parties and not by Yahoo; furthermore, they are measures we defined for internal and investor purposes that may be unique to us, and therefore may not enhance the comparability of our results to those of other companies in our industry who have similar business arrangements but address the impact of TAC and revenue sharing differently. Management compensates for these limitations by also relying on the comparable financial measure GAAP revenue.

Adjusted EBITDA is defined as net income (loss) attributable to Yahoo! Inc. before taxes, depreciation, amortization of intangible assets, stock-based compensation expense, other expense, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and other gains, losses, and expenses that we do not believe are indicative of our ongoing results. We present adjusted EBITDA because the exclusion of certain gains, losses, and expenses facilitates comparisons of the operating performance of the Company on a period to period basis. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. These limitations include: adjusted EBITDA does not reflect tax payments and such payments reflect a reduction in cash available to us; adjusted EBITDA does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses; adjusted EBITDA does not include stock-based compensation expense related to the Company’s workforce; adjusted EBITDA also excludes other expense, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and other gains, losses, and expenses that we do not believe are indicative of our ongoing results, and these items may represent a reduction or increase in cash available to us; and adjusted EBITDA is a measure that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry. Management compensates for these limitations by also relying on the comparable GAAP financial measure of net income (loss) attributable to Yahoo! Inc., which includes taxes, depreciation, amortization, stock-based compensation expense, other expense, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and the other gains, losses and expenses that are excluded from adjusted EBITDA.

Non-GAAP income from operations is defined as income (loss) from operations excluding certain gains, losses, and expenses that we do not believe are indicative of our ongoing operating results and further adjusted to exclude stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on income (loss) from operations. We consider non-GAAP income from operations to be a profitability measure which facilitates the forecasting of our operating results for future periods and allows for the comparison of our results to historical periods. A limitation of non-GAAP income from operations is that it does not include all items that impact our income from operations for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of income (loss) from operations which includes the gains, losses, and expenses that are excluded from non-GAAP income from operations.

Non-GAAP net earnings is defined as net income (loss) attributable to Yahoo! Inc. (which we sometimes refer to as net earnings) excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing results and further adjusted to exclude stock-based compensation expense and its related tax effects. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on net income and net income per share. We consider non-GAAP net earnings and non-GAAP net earnings per diluted share to be profitability measures which facilitate the forecasting of our results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net earnings and non-GAAP net earnings per diluted share is that they do not include all items that impact our net income and net income per diluted share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income (loss) attributable to Yahoo! Inc. and net income (loss) attributable to Yahoo! Inc. common stockholders per share - diluted, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net earnings and non-GAAP net earnings per diluted share.

Free cash flow is a non-GAAP financial measure defined as net cash provided by (used in) operating activities (adjusted to include excess tax benefits from stock-based awards), less acquisition of property and equipment, net (i.e., acquisition of property and equipment less proceeds received from disposition of property and equipment) and dividends received from equity investees. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by business operations, after deducting our net payments for acquisitions and dispositions of property and equipment, which cash can then be used for strategic opportunities or other business purposes including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Yahoo! Inc.
Supplemental Financial Data and GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended
	March 31,
	2015	2016
Revenue for groups of similar services:
Search (3)	$542,092	$491,881
Display (3)	466,938	463,019
Other (3)	216,940	132,252
Total revenue	$1,225,970	$1,087,152

Revenue excluding traffic acquisition costs ("revenue ex-TAC") for groups of similar services:

GAAP search revenue	$542,092	$491,881
TAC associated with search revenue	(100,009)	(144,160)
Search revenue ex-TAC	$442,083	$347,721

GAAP display revenue	$466,938	$463,019
TAC associated with display revenue	(82,434)	(83,067)
Display revenue ex-TAC	$384,504	$379,952

Other GAAP revenue	$216,940	$132,252
TAC associated with other GAAP revenue	(696)	(536)
Other revenue ex-TAC	$216,244	$131,716

Revenue ex-TAC:
GAAP revenue	$1,225,970	$1,087,152
TAC	(183,139)	(227,763)
Revenue ex-TAC	$1,042,831	$859,389

Revenue ex-TAC by segment:
Americas:
GAAP revenue	$984,721	$861,539
TAC	(166,655)	(204,871)
Revenue ex-TAC	$818,066	$656,668

EMEA:
GAAP revenue	$81,086	$76,923
TAC	(11,704)	(12,509)
Revenue ex-TAC	$69,382	$64,414

Asia Pacific:
GAAP revenue	$160,163	$148,690
TAC	(4,780)	(10,383)
Revenue ex-TAC	$155,383	$138,307

Total revenue ex-TAC	$1,042,831	$859,389

Direct costs by segment (4):
Americas	$69,274	$81,133
EMEA	20,184	20,609
Asia Pacific	50,732	45,079
Global operating costs (5)	673,528	575,980
Gain on sale of patents	(2,000)	(1,500)
Restructuring charges, net	51,232	57,230
Depreciation and amortization	151,539	139,665
Stock-based compensation expense	115,696	108,407
Loss from operations	$(87,354)	$(167,214)
(3)	In Q1'16, we reclassified certain amounts from other revenue to either display or search revenue. Prior period amounts have been revised to conform to the current presentation.
(4)	Direct costs for each segment include certain cost of revenue-other and costs associated with the local sales teams.
(5)	Global operating costs include product development, marketing, real estate workplace, general and administrative, and other corporate expenses that are managed on a global basis and that are not directly attributable to any particular segment.

Yahoo! Inc.
Supplemental Financial Data and GAAP to Non-GAAP Reconciliations (continued)
(in thousands)

	Three Months Ended
	March 31,
	2015	2016
Reconciliation of net income (loss) attributable to Yahoo! Inc. to adjusted EBITDA:
Net income (loss) attributable to Yahoo! Inc.	$21,198	$(99,232)
Advisory fees	-	8,984
Depreciation and amortization	151,539	139,665
Stock-based compensation expense	115,696	108,407
Restructuring charges, net	51,232	57,230
Other expense, net	31,063	47,416
Benefit for income taxes	(40,900)	(34,766)
Earnings in equity interests	(99,690)	(81,574)
Net income attributable to noncontrolling interests	975	942
Adjusted EBITDA	$231,113	$147,072

Reconciliation of net cash (used in) provided by operating activities to free cash flow:
Net cash (used in) provided by operating activities	$(2,960,939)	$365,768
Acquisition of property and equipment, net	(111,453)	(76,099)
Excess tax benefits from stock-based awards	37,470	7,526
Free cash flow(1)(2)	$(3,034,922)	$297,195

Reconciliation of GAAP mobile revenue to gross mobile revenue:
GAAP mobile revenue	$233,593	$260,193
Revenue share with third parties	157,877	151,578
Gross mobile revenue	$391,470	$411,771

Reconciliation of GAAP search revenue to gross search revenue:
GAAP search revenue	$542,092	$491,881
Revenue share with third parties	424,099	328,516
Gross search revenue	$966,191	$820,397
(1)	During the three months ended March 31, 2015, the Company satisfied the $3.3 billion income tax liability related to the sale of Alibaba Group ADSs in 2014.
(2)	Q1'16 includes a $190 million tax refund.

Yahoo! Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)

		Three Months Ended
		March 31,
		2015	2016

GAAP loss from operations		$(87,354)	$(167,214)

(a)	Restructuring charges, net	51,232	57,230

(b)	Stock-based compensation expense	115,696	108,407

(c)	Advisory fees	-	8,984

Non-GAAP income from operations		$79,574	$7,407

GAAP net income (loss) attributable to Yahoo! Inc.		$21,198	$(99,232)

(a)	Restructuring charges, net	51,232	57,230

(b)	Stock-based compensation expense	115,696	108,407

(c)	Advisory fees	-	8,984

(d)	Loss on Hortonworks warrants	11,909	39,150

(e)	To adjust the provision for income taxes to reflect an effective tax rate of 35% for both the three months ended March 31, 2015 and 2016	(62,047)	(34,465)

Non-GAAP net earnings		$137,988	$80,074

GAAP net income (loss) attributable to Yahoo! Inc. common stockholders per share - diluted		$0.02	$(0.10)

Non-GAAP net earnings per share - diluted		$0.15	$0.08

Shares used in non-GAAP per share calculation - diluted		947,976	951,338

CONTACTS:
Yahoo! Inc.
Media Relations Contact:
Rebecca Neufeld, 408-349-4040
media@yahoo-inc.com
Investor Relations Contact:
Joon Huh, 408-349-3382
investorrelations@yahoo-inc.com